AGREEMENT OF AMENDMENT, made as of January 1, 1984 by and among the parties to the Restated Agreement of Limited Partnership of Glickenhaus & Co. made as of September 1, 1983 (the "Restated Partnership Agreement").

                                    RECITALS
                  The parties hereto wish to amend the Restated Partnership Agreement to reflect certain changes in the compensation arrangements of the partners.
                  IT IS AGREED:
                  1. Paragraph (A) of Article VII of the Restated Partnership Agreement is hereby amended to read as follows:
                           "(A)  the following amounts shall be paid as
salary, and shall be payable whether or not the Partnership has net profits:
                  1.       SETH M. GLICKENHAUS     -    per year;
                  2.       ALFRED FEINMAN          -    per year;
                  3.       DEAN P. GESTAL          -    per year;
                  4.       STEVEN B. GREEN         -    per year;
                  5.       DAVID F. MAISEL         -    per year;
                  6.       CONNIE J. MOAK          -    per year."
                  2. The first sentence of paragraph (B) of Article VII is hereby amended to read as follows:

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                           "(B)  JAMES W. SYKES shall be entitled to receive
annually, whether or not the Partnership has net profits, the greater of (i) or
(ii) an amount equal to of the net profits of the Special Arbitrage Account (the "Account")."
                  3.       The partners' percentages of net profits referred
to in subparagraph (2) of paragraph (C) of Article VII shall be amended to read as follows:
                          "SETH M. GLICKENHAUS      -                %
                           SARAH B. GLICKENHAUS     -                %
                           NANCY BRODY PIER         -                %
                           JAMES M. GLICKENHAUS     -                %
                           ALFRED FEINMAN           -                %
                           DEAN P. GESTAL           -                %
                           JAMES W. SYKES           -                %
                           STEVEN B. GREEN          -                %
                           DAVID F. MAISEL          -                %
                           CONNIE J. MOAK           -                %."
                  IN WITNESS WHEREOF, the undersigned have executed this Agreement of Amendment on January 24, 1984.

                                                     _________________________
                                                     Seth M. Glickenhaus


                                                     _________________________
                                                     Alfred Feinman


                                                     _________________________
                                                     Dean P. Gestal


                                       -2-
474147.1

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                                                     _________________________
                                                     James W. Sykes


                                                     _________________________
                                                     Steven B. Green


                                                     _________________________
                                                     David F. Maisel


                                                     _________________________
                                                     Connie J. Moak


                                                     _________________________
                                                     Sarah B. Glickenhaus


                                                     _________________________
                                                     Nancy Brody Pier


                                                     _________________________
                                                     James M. Glickenhaus


                                       -3-
474147.1

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